UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2015

UGI Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2015, UGI International Enterprises, Inc. (the "Company"), an indirect wholly owned subsidiary of UGI Corporation (the "Registrant"), entered into a Senior Secured Bridge Facility Amendment Letter (the "Bridge Facility Amendment") to the Senior Secured Bridge Facility Agreement (the "Bridge Facility Agreement"), by and among the Company, as borrower, Credit Suisse AG, London Branch, Bank of America Merrill Lynch International Limited and Natixis, New York Branch, as mandated lead arrangers, and Credit Suisse AG, Cayman Island Branch, as agent and security agent. The Bridge Facility Amendment (i) extends the period during which loans may be made available under the Bridge Facility Agreement to the earliest of (1) the closing of the Acquisition (as defined herein) and (2) April 30, 2015; and (ii) increases the interest rate on any loans under the Bridge Facility Agreement to no greater than (1) 7.25%, if high yield notes issued or to be issued by the Company or one of its affiliates or related companies have been rated by Moody's and such rating is Ba3 or higher (with a stable outlook or better) and by Fitch and such rating is BB- or higher (with a stable outlook or better); or (2) 9.00% if the ratings thresholds referred to in (1) above have not been met.

The underlying Bridge Facility Agreement, as amended, provides for a €300 million senior secured bridge term loan facility (the "Bridge Facility") to provide financing, if necessary, to fund a portion of the consideration payable with respect to the previously announced proposed acquisition by the Company's indirect wholly-owned French subsidiary, UGI Bordeaux Holding, of Total's liquefied petroleum gas distribution business in France (the "Acquisition"). The terms of the Bridge Facility Agreement were described in the Registrant's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 23, 2014.

The lenders under the Bridge Facility, or their affiliates, have in the past, and may in the future, provide the Company, the Registrant and their respective affiliates with commercial banking, investment banking, advisory or other financial services for which they have received, and in the future may receive, customary compensation.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 above and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Letter of Amendment dated as of January 30, 2015 to Senior Secured Bridge Facility Agreement dated as of October 17, 2014 by and between UGI International Enterprises, Inc., as borrower, Credit Suisse AG, London Branch, Bank of America Merrill Lynch International Limited and Natixis, New York Branch, as mandated lead arrangers, and Credit Suisse AG, Cayman Island Branch, as agent and security agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

February 5, 2015	By:	/s/ Kirk R. Oliver

Name: Kirk R. Oliver
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Letter of Amendment dated as of January 30, 2015 to Senior Secured Bridge Facility Agreement dated as of October 17, 2014 by and between UGI International Enterprises, Inc., as borrower, Credit Suisse AG, London Branch, Bank of America Merrill Lynch International Limited and Natixis, New York Branch, as mandated lead arrangers, and Credit Suisse AG, Cayman Island Branch, as agent and security agent.